Exhibit 99.1

                               PRESS RELEASE

                SEABOARD CORPORATION NAMES STEVEN J. BRESKY
               CEO AND PRESIDENT; H. HARRY BRESKY CONTINUES
                         AS CHAIRMAN OF THE BOARD


                                                               July 6, 2006
                                                            Merriam, Kansas


Seaboard Corporation (AMEX: SEB) today announced that Steven J. Bresky has been selected as President and Chief Executive Officer, succeeding H. Harry Bresky, who remains as Chairman of the Board.

Steven  Bresky, 53, most recently was Seaboard Corporation's    Senior Vice
President,  International Operations.  He  is  the  son of H. Harry Bresky.

Seaboard Corporation is a diversified international agribusiness and transportation company, primarily engaged in domestic pork production and processing and cargo shipping. Overseas, Seaboard is primarily engaged in commodity merchandising, flour and feed milling, produce farming, sugar production and electric power generation.

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